                                                                      Exhibit 11

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars In Millions, Except Per Share Amounts)

                                                                            Years Ended December 31,
                                                           ------------------------------------------------------
                                                                 1996               1995                 1994
                                                           ------------------------------------------------------
Income before extraordinary items and cumulative
 effect of change in accounting principle..............    $    1,739.4        $    1,861.8          $    1,401.9
Extraordinary items....................................              --                (3.5)             (2,156.7)
Cumulative effect of change in accounting
 principle.............................................           142.1                  --                    --
                                                           ------------        ------------          ------------
Net income (loss)......................................    $    1,881.5        $    1,858.3          $     (754.8)
                                                           ============        ============          ============

Earnings (Loss) Per Common Share
Weighted average shares outstanding....................     437,749,196         436,760,686           436,283,155
Incremental shares from assumed exercise of stock
 options and payment of performance share awards.......       1,810,215           1,584,328               952,652
                                                           ------------        ------------          ------------
Total shares...........................................     439,559,411         438,345,014           437,235,807
                                                           ============        ============          ============
Income before extraordinary items and cumulative
 effect of change in accounting principle..............    $       3.96        $       4.25          $       3.21
Extraordinary items....................................              --                (.01)                (4.94)
Cumulative effect of change in accounting
 principle.............................................             .32                  --                    --
                                                           ------------        ------------          ------------
Net income (loss)......................................    $       4.28        $       4.24          $      (1.73)
                                                           ============        ============          ============

Fully Diluted Earnings (Loss) Per Common Share*
Weighted average shares outstanding....................     437,749,196         436,760,686           436,283,155
Incremental shares from assumed exercise of stock
 options and payment of performance share awards.......       1,960,128           1,815,245             1,007,218
                                                           ------------        ------------          ------------
Total shares...........................................     439,709,324         438,575,931           437,290,373
                                                           ============        ============          ============
Income before extraordinary items and cumulative
 effect of change in accounting principle..............    $       3.96        $       4.25          $       3.21
Extraordinary items....................................              --                (.01)                (4.94)
Cumulative effect of change in accounting
 principle.............................................             .32                  --                    --
                                                            -----------         -----------           -----------
Net income (loss)......................................    $       4.28        $       4.24          $      (1.73)
                                                            ===========         ===========           ===========

-----------
*Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.